EXHIBIT 99.6


                    OFFICE OF THE COMPTROLLER OF THE CURRENCY
                             WASHINGTON, D.C. 20219






                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
               Act of 1934 Date of Report (Date of earliest event
                             reported): May 12, 1999



                            SIX RIVERS NATIONAL BANK
             (Exact name of registrant as specified in its charter)

__UNITED STATES___           (Commission File No.)           __68-0176905___
 (State of or other                                     (IRS Employer ID Number)
juris-  diction of incorporation)


                   __402 F STREET, EUREKA, CALIFORNIA 95501___
    (Address, including zip code, of registrant's principal executive office)

                                 (707) 443-8400
               Registrant's telephone number, including area code




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ITEM 5.                                                            OTHER EVENTS.

At the Annual Meeting of the Bank the shareholders elected J. Mike McGowan to the Board of Directors. At the time of the meeting the number of directors authorized to serve was fixed at six and all six positions were filled. As a result of Mr. McGowan's election, Jack L. Russ was removed from the Board of Directors. Mr. McGowan's application to serve as a director is on file with the Office of the Comptroller.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned duly authorized person.


    Date:  July 28, 1999       Six Rivers National Bank

                               By:  /s/ MICHAEL W. MARTINEZ
                                    -----------------------------------------
                                        Michael W. Martinez
                                        President and Chief Executive Officer

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